Exhibit 10.5

LEASE AMENDMENT NO. 1

WHEREAS, Boulder Station, Inc. (“Tenant”) and KB Enterprises (“Landlord”) have entered in a Ground Lease and Sublease dated June 1, 1993 (the “Lease”);

WHEREAS, Landlord and Tenant agreed and intended as of such date that the appraised value of the lease be the higher of the fair market value of the land or the present value of lease payments;

WHEREAS, Landlord and Tenant received advice from Carlsmith, Ball, Wichman, Case & Ichiki that the lease language is not inconsistent with that intent; and

WHEREAS, in connection with Landlord’s accommodating requests for asset transfers needed by Tenant for its gaming license needs, Landlord expressed a desire to memorialize the intent by amending the Lease;

NOW, THEREFORE, the parties to the Lease agree to amend the Lease by adding a sentence at the end of paragraph 1.2. in Article I thereof as follows:

“Notwithstanding the foregoing, the market value of the Landlord’s interest shall not be deemed to be lower than the present value of the income stream remaining on the Lease.”

By executing below, the parties agree to this Amendment No. 1 to the Lease this 23rd day of December, 1996.

By:	/s/ Glenn C. Christenson
Boulder Station, Inc.

By:	/s/ W. J. Bullard
KB Enterprises